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                                 EXHIBIT 99.17

                      FORM OF OPTION AGREEMENT UNDER THE

               PLATO SOFTWARE CORPORATION 1998 SHARE OPTION PLAN
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                                                                   EXHIBIT 99.17

                          PLATO SOFTWARE CORPORATION

                            1998 SHARE OPTION PLAN

                               OPTION AGREEMENT

          Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF OPTION GRANT
     ----------------------

Tikva Schmidt

          The undersigned Optionee has been granted an Option to purchase Shares, subject to the terms and conditions of the Plan and this Option Agreement, as follows:


          Grant Number
          Date of Grant                           September 10, 1998
          Vesting Commencement Date               September 10, 1998
          Exercise Price per Share                $  0.01
          Total Number of Shares Granted          20,000
          Total Exercise Price                    $   200
          Type of Option:                         Option intended to qualify
                                                  under Section 3(i) of the
                                                  Israeli Income Tax Ordinance
                                                  (New Version), 196 1, and
                                                  regulations, rules and orders
                                                  of procedures promulgated
                                                  thereunder (the "Tax
                                                  Ordinance").
          Term/Expiration Date:                   September 10, 2008

          Vesting Schedule:
          -----------------

          This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

          One-fourth (1/4th) of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48h of the Shares subject to the Option shall vest each month thereafter, subject to Optionee's continuing to be a Service Provider on such dates.

          Termination Period:
          -------------------

          This Option shall be exercisable for three months after Optionee ceases to be a Service Provider. Upon Optionee's death or disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.
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II.  AGREEMENT
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     1.   Grant of Option
          ---------------

          (a) The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price").

          (b) Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

     2.   Exercise of Option
          ------------------

          (a)  Right to Exercise.  This Option shall be exercisable during its
               -----------------
term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise.  This Option shall be exercisable by delivery
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of an exercise notice in the form attached as Exhibit (the "Exercise Notice")
which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Optionee's Representation. In the event the Shares have not been
          -------------------------
registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the Company shall have effected an initial public offering of its securities under the Securities Act at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     4.   Lock-Up Period. Optionee hereby agrees that, if so requested by the
          --------------
Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company, not to exceed 180 days) (the "Market

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Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     5.   Method of Payment. Payment of the aggregate Exercise Price shall be by
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any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash or check; or

          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

     6.   Restrictions on Exercise. This Option may not be exercised if the
          ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of Applicable Laws.

     7.   Non-Transferability of Option. This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8.   Term of Option. This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     9.   Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
of this Option of some of the Israeli tax consequences of the grant and exercise of this Option and the disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THEREFORE,- THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) The difference between the Fair Market Value of the Shares on the date of grant and the Exercise Price, if any, may be taxable as income under the Tax Ordinance.

          (b) Upon exercise of this Option, the difference between the Fair Market Value of the Shares being exercised and the exercise price, to the extent not taxed at the time of grant, will be taxable as income under the Tax Ordinance.

          (c) If the Shares are not sold simultaneously with the exercise of this Option, then upon a subsequent sale of the Shares, any additional gain not already taxed as income under the Tax Ordinance, will be taxed as a capital gain.

          Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares or from any other event or act (of the Company or the Optionee) hereunder,

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shall be borne solely by the Optionee. Furthermore, the Optionee shall agree to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereof, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     10.  Entire Agreement; Governing Law. The Plan is incorporated herein by
          -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by and construed and enforced in accordance with the laws of the state of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

     11.  Acknowledgements by Optionee.
          ----------------------------

          (a)  No Guarantee of Continued Service.  Optionee acknowledges and
               ---------------------------------
agrees that the vesting of Shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company or any Parent or Subsidiary of the Company (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee's right, or the right of the Company or any Parent or Subsidiary of the Company, to terminate Optionee's relationship as a Service Provider at any time, with or without cause.

          (b)  Satisfaction of all Equity Rights.  This Option is intended to
               ---------------------------------
satisfy in full any and all rights of Optionee to receive an equity interest in the Company or its Subsidiary, Plato Software Ltd., an Israeli company (the "Sub"). By acceptance of this Option, Optionee acknowledges that this Option satisfies in full any and all such rights, and any corollary obligations of the Company and Sub, including without limitation any such rights arising under Optionee's offer letter with Sub or arising under Optionee's employment and non-competition agreement with Sub

          (c)  Plan Terms Binding.  Optionee acknowledges receipt of a copy of
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the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

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OPTIONEE                                          PLATO SOFTWARE CORPORATION

_________________________________                 ______________________________
Signature                                         By


Tikva Schmidt
---------------------------------                 ______________________________
Print Name                                        Title


_________________________________
_________________________________
Residence Address

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